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                        EXTENSION OF EMPLOYMENT AGREEMENT

         AGREEMENT made and entered into as of the 11th day of October, 2000 between Donnkenny Apparel Inc., a Delaware corporation (the "Company"), and Lynn Siemers-Cross ("Employee").

                               W I T N E S E T H :

         WHEREAS, the Employee is currently employed by the Company as its President and Chief Operating Officer under an Employment Agreement (the "Employment Agreement") dated as of the 14th day of April 1997; and

         WHEREAS, the term of the Employment Agreement is scheduled to expire on the 13th day of April 2001; and

         WHEREAS, the Company desires to provide continuity of management and Employee is willing to continue to be employed by the Company, all in accordance with the terms and conditions hereinafter set forth; and

         WHEREAS, the Company and Employee desire to enter into this Extension of Employment Agreement on the terms and conditions set forth below.

         NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual covenants herein contained, hereby agree as follows:

   1. The parties agree to extend the Term of the Employment Agreement from April 13, 2001 to and including December 31, 2002. (Unless otherwise indicated, capitalized terms herein shall have the same meaning as the defined terms in the Employment Agreement).

   2. Paragraph 3. (i) of the Employment Agreement relating to Change In Control is deleted in its entirety and the following is substituted therefore:

     "Change in Control. For purposes of this agreement, a "Change in Control" of the Company or Donnkenny shall be deemed to have occurred upon any of the following events:

          (A) A person or entity or group of persons or entities, acting in concert, shall become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Securities


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Exchange Act of 1934, as amended), of securities of the Company or Donnkenny representing more than fifty percent (50%) of the combined voting power of the issued and outstanding common stock of Donnkenny or the Company; or

          (B) The majority of the Board, or the majority of the board of directors of Donnkenny, is no longer comprised of the incumbent directors who constitute such board on the date of this agreement and any other individual(s) who becomes a director subsequent to the date of this Agreement whose initial election or nomination for election as a director, as the case may be, was approved by at least a majority of the directors who comprised the incumbent directors as of the date of such election or nomination, or successor directors who can trace their election to such incumbent directors. ( The term "incumbent director" means a director serving on the date of this Agreement or a director elected by a majority of the directors serving on the date of this Agreement); or

          (C) The Board shall approve a sale of all or substantially all of the assets of the Company, or of the board of directors of Donnkenny shall approve a sale of all or substantially all of the assets of Donnkenny; or

          (D) The Board, or the board or directors of Donnkenny, shall approve any merger, consolidation, or like business combination or reorganization of the Company, or of Donnkenny, the consummation of which would result in the occurrence of any event described in clause (A) or (B) above, and such transaction shall have been consummated.

         Notwithstanding the foregoing, a Change in Control shall not occur, or be deemed to occur, if any of the persons who are currently serving as one of the Executive Officers of the Donnkenny, on October 11, 2000, are one of the principals of any group that either acquires the corporate stock of Donnkenny or the Company, or their assets, in any purchase, merger, consolidation or like business combination."

    3. Paragraph 6. (d) of the Employment Agreement relating to Obligations of the Company after a Change in Control is deleted in its entirety and the following is substituted therefore:

               "(d) AFTER A CHANGE IN CONTROL, AND BY THE COMPANY OTHER THAN FOR CAUSE, DEATH OR DISABILITY, OR BY THE EXECUTIVE FOR GOOD REASON OR OTHERWISE. If, during the Employment Period and upon or after the occurrence of a Change in Control, the Executive's Employment is terminated by the Company or the Executive for any or no reason other than by the Company for Cause, death or Disability, the Company shall pay to the Executive a lump sum amount in cash equal to three (3) times the

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               Executive's Annual Base Salary in effect on the Date of
               Termination; provided, however, that for the Executive to be entitled to the payments provided for in this paragraph (d) of
               Section 6 as a result of Executive terminating her employment, the Executive must exercise her termination rights within ninety
               (90) days following a Change in Control. The company also shall pay to the Executive, in a lump sum in cash within thirty (30) days of the Date of Termination, the Accrued Obligations. The Company shall continue to provide the Executive and the spouse and dependents of the Executive, at the expense of the Company, with the medical insurance then provided generally to dependents of employees of the Company, for a period of five (5) years following the termination of the employment of the Executive, which medical insurance coverage shall be included as part of any required COBRA coverage; provided, however, that the COBRA coverage shall terminate with respect to the Executive, the spouse and/or dependents of the Executive as of the date that any such individual receives equivalent coverage and benefits under any plans, programs and/or arrangements of a subsequent employer. The rights and benefits of the Executive under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. The rights and benefits of the Executive with respect to the shares of restricted stock, options and SARs referred to in Section 3(c) shall be determined in accordance with the provisions of the plans and grant agreements governing such shares and options. Except as otherwise specified in this Agreement, neither the Executive nor the Company shall have any further rights or obligations under this Agreement. The payments and benefits provided pursuant to this paragraph (d) of Section 6 are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, in each case on or after the occurrence of a Change in Control, and shall be the sole and exclusive remedy therefore."

    4. Non-Compete. The terms of a letter agreement between the parties dated August 17, 1999 relating to Section 11 of the Employment Agreement concerning non-competition provisions are hereby incorporated herein by reference.

    5. Entire Employment Agreement. This instrument contains the entire agreement of the parties as to the subject matter hereof and supersedes and replaces all prior oral or written agreements between the parties. The Employment Agreement, together with this Agreement, shall constitute the agreement between the parties concerning the employment of the Employee by the Company. Unless expressly modified by this Agreement, all the terms and conditions of the Employment Agreement shall continue in



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         full force and effect. This Agreement specifically cancels and revokes the terms relating to severance and a stay bonus contained in a certain letter agreement between the parties dated November 30, 1999. This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

    6. Applicable Law. This Agreement shall be construed in accordance with the laws of New York.


         IN WITNESS WHEREOF, the parties hereto have executed this Extension to the Employment Agreement as of the day and year first above written.


                                            DONNKENNY APPAREL, INC.




                                            By:
                                               --------------------------------
                                                    Chief Executive Officer





                                               --------------------------------
                                                    Lynn Siemers-Cross



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